Exhibit 99.1

GM FINANCIAL REPORTS SEPTEMBER QUARTER OPERATING RESULTS

•	Earnings of $51 million, including after-tax acquisition expenses of $30 million

•	Loan originations of $959 million

•	Annualized net losses were 5.4%

•	Total available liquidity of $856 million

FORT WORTH, TEXAS Nov. 9, 2010 – GENERAL MOTORS FINANCIAL COMPANY, INC., formerly known as AmeriCredit Corp. (“GM Financial” or the “Company”), announced net income of $51 million for the quarter ended September 30, 2010. Net income for the quarter was adversely impacted by $43 million ($30 million after tax) of expenses directly related to the acquisition of the Company by General Motors. The Company reported net income of $26 million for the same period a year earlier.

Originations were $959 million for the quarter ended September 30, 2010, compared to $906 million for the quarter ended June 30, 2010 and $229 million for the quarter ended September 30, 2009. Finance receivables totaled $8.7 billion at September 30, 2010, compared to $10.0 billion at September 30, 2009.

Annualized net charge-offs were 5.4% of average finance receivables for the quarter ended September 30, 2010, compared to 8.4% for the quarter ended September 30, 2009.

Finance receivables 31-to-60 days delinquent were 6.2% of the portfolio at September 30, 2010, compared to 7.6% at September 30, 2009. Accounts more than 60 days delinquent were 2.5% of the portfolio at September 30, 2010, compared to 3.8% a year ago.

The allowance for loan losses as a percentage of finance receivables was 6.1% at September 30, 2010, compared to 6.6% at June 30, 2010 and 8.2% at September 30, 2009.

The Company had total available liquidity of $856 million at September 30, 2010, consisting of $538 million of unrestricted cash and approximately $318 million of borrowing capacity on unpledged eligible receivables.

-MORE-

About GM Financial

General Motors Financial Company, Inc. provides auto finance solutions through auto dealers across the United States. GM Financial has approximately 3,000 employees in the U.S. and Canada, 800,000 customers and $9 billion in auto receivables. The company is a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended June 30, 2010. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, reliance on warehouse financing and capital markets, the ability to continue to securitize loans, the continued availability of credit enhancement for securitization transactions on acceptable terms, fluctuating interest rates, competition, regulatory and legal changes, the high degree of risk associated with subprime borrowers, and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

###

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, Dollars in Thousands)

	Three Months Ended September 30,
	2010	2009
Revenue:
Finance charge income	$342,349	$389,796
Other income	30,275	23,488

	372,624	413,284

Costs and expenses:
Operating expenses	68,855	68,862
Leased vehicles expenses	6,539	10,110
Provision for loan losses	74,618	157,951
Interest expense	89,364	130,148
Acquisition expenses	42,651
Restructuring charges	(39)	(37)

	281,988	367,034

Income before income taxes	90,636	46,250

Income tax provision	39,336	20,489

Net income	$51,300	$25,761

###

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	September 30, 2010	June 30, 2010	September 30, 2009

Cash and cash equivalents	$537,529	$282,273	$462,106
Finance receivables, net	8,147,086	8,160,208	9,195,075
Restricted cash – securitization notes payable	975,942	930,155	873,304
Restricted cash – credit facilities	134,468	142,725	170,281
Property and equipment, net	36,592	37,734	42,054
Leased vehicles, net	54,730	94,677	143,819
Deferred income taxes	77,999	81,836	54,659
Income tax receivable			84,387
Other assets	143,064	151,425	190,047

Total assets	$10,107,410	$9,881,033	$11,215,732

Credit facilities	$617,415	$598,946	$1,019,068
Securitization notes payable	6,273,224	6,108,976	7,266,456
Senior notes	70,620	70,620	91,620
Convertible debt	419,693	414,068	397,763
Accrued taxes and expenses	208,438	210,013	153,725
Interest rate swap agreements	60,895	70,421	119,756
Other liabilities	6,504	7,565	17,071

Total liabilities	7,656,789	7,480,609	9,065,459

Shareholders’ equity	2,450,621	2,400,424	2,150,273

Total liabilities and shareholders’ equity	$10,107,410	$9,881,033	$11,215,732

###

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income	$51,300	$25,761
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,649	22,824
Accretion and amortization of fees	(942)	2,375
Provision for loan losses	74,618	157,951
Deferred income taxes	452	15,517
Non-cash interest charges on convertible debt	5,625	5,249
Stock-based compensation expense	5,019	2,968
Amortization of warrant costs		1,968
Other	(13,800)	(6,817)
Changes in assets and liabilities:
Income tax receivable		113,207
Other assets	16,373	1,305
Accrued taxes and expenses	(8,552)	(6,657)

Net cash provided by operating activities	144,742	335,651

Cash flows from investing activities:
Purchases of receivables	(940,763)	(217,920)
Principal collections and recoveries on receivables	883,807	912,121
Net change in restricted cash and other	2,351	13,335

Net cash (used) provided by investing activities	(54,605)	707,536

Cash flows from financing activities:
Net change in credit facilities	(68,030)	(611,065)
Net change in securitization notes payable	254,488	(160,950)
Cash settlement of share based awards	(16,062)
Proceeds from issuance of common stock	2,138	1,136
Other net changes	(7,373)	(2,823)

Net cash provided (used) by financing activities	165,161	(773,702)

Net increase in cash and cash equivalents	255,298	269,485
Effect of Canadian exchange rate changes on cash and cash equivalents	(42)	(666)
Cash and cash equivalents at beginning of period	282,273	193,287

Cash and cash equivalents at end of period	$537,529	$462,106

###

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended September 30,
	2010	2009
Origination volume	$959,004	$229,073
Loans securitized	1,164,267	981,056
Average finance receivables	$8,718,310	$10,482,453

	September 30, 2010	June 30, 2010	September 30, 2009
Finance receivables:
Principal	$8,675,575	$8,733,518	$10,021,033
Allowance for loan losses	(528,489)	(573,310)	(825,958)

	$8,147,086	$8,160,208	$9,195,075

Allowance as a percent of ending finance receivables	6.1%	6.6%	8.2%

	September 30, 2010	June 30, 2010	September 30, 2009
Loan delinquency as a percent of ending finance receivables:
31 - 60 days	6.2%	6.2%	7.6%
Greater than 60 days	2.5	2.7	3.8

Total	8.7%	8.9%	11.4%

	Three Months Ended September 30,
	2010	2009
Contracts receiving a payment deferral as an average quarterly percentage of average finance receivables	6.1%	7.9%

Net charge-offs	$119,439	$222,633

Annualized net charge-offs as a percent of average finance receivables	5.4%	8.4%

Net recoveries as a percent of gross repossession charge-offs	46.4%	42.7%

###

Components of net margin:

	Three Months Ended September 30,
	2010	2009
Finance charge income	$342,349	$389,796
Other income	30,275	23,488
Interest expense	(89,364)	(130,148)

Net margin	$283,260	$283,136

Annualized net margin as a percent of average finance receivables:

	Three Months Ended September 30,
	2010	2009
Finance charge income	15.6%	14.7%
Other income	1.4	0.9
Interest expense	(4.1)	(4.9)

Net margin	12.9%	10.7%

	Three Months Ended September 30,
	2010	2009
Operating expenses	$68,855	$68,862

Annualized operating expenses as a percent of average finance receivables	3.1%	2.6%

	September 30, 2010	September 30, 2009
Leverage	3.5x	4.7x

Contact:

Caitlin DeYoung

(817) 302-7394

###